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                                                                     EXHIBIT 4.6

                 AMENDMENT NO. 1 TO FIRST SUPPLEMENTAL INDENTURE



                  AMENDMENT NO. 1, dated as of November 25, 1998 (the "Amendment"), to the FIRST SUPPLEMENTAL INDENTURE , dated as of October 20, 1998, (the "First Supplemental Indenture"), between COGENTRIX ENERGY INC. (the "Company") and FIRST UNION NATIONAL BANK (the "Trustee"), supplementing that certain Indenture, dated as of October 20, 1998, between the Company and the Trustee (the "Base Indenture").

                  WHEREAS, the Company and the Trustee have entered into the First Supplemental Indenture;

                  WHEREAS, Section 10.01(10) of the Base Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental thereto, without the consent of any Holders, for any of the purpose of curing any ambiguity or correcting or supplementing any provision therein which may be defective; provided such other provisions do not adversely affect the interests of the Holders of Outstanding Debt Securities of any series created prior to the execution of such supplemental indenture in any material respect; and

                  WHEREAS, the Company and the Trustee desire to amend the First Supplemental Indenture as provided herein.

                  NOW, THEREFORE, in consideration of the premises set forth herein, the Company and the Trustee hereby agree that the First Supplemental Indenture is, subject to the satisfaction of the condition referred to below, amended as follows:

                                    ARTICLE I
                                   AMENDMENTS

                  SECTION 1.1 Section 1.1 of the First Supplemental Indenture is hereby amended by deleting the definition of "Registration Agreement" therein and replacing it with the following:

                  ""Registration Agreement" means (i) the Registration Agreement, dated October 20, 1998, between the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time, and (ii) any substantially similar registration agreement entered into with respect to any Subsequent Add-on Notes, as any such agreement may be amended, modified or supplemented from time to time."


                                   ARTICLE II


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                                  MISCELLANEOUS

                  SECTION 2.1 This Amendment shall become effective upon the execution and delivery hereof by the Company and the Trustee.

                  SECTION 2.2 Capitalized terms defined in the First Supplemental Indenture or the Base Indenture and not otherwise defined herein shall have the meanings assigned thereto in the First Supplemental Indenture or the Base Indenture.

                  SECTION 2.3 This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

                  SECTION 2.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 2.5 All references in the First Supplemental Indenture to "this Agreement," "hereof," "herein" or the like shall mean and refer to the First Supplemental Indenture as amended by this Amendment (as well as by all other subsequent amendments, restatements, modifications and supplements thereto).

                  SECTION 2.6 Except as expressly amended herein, the First Supplemental Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms.


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                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to the First Supplemental Indenture to be executed as of the day and year first written above.


                                      COGENTRIX ENERGY INC.



                                      By: /s/ THOMAS F. SCHWARTZ
                                         --------------------------------------
                                         Title: Senior Vice President--
                                                Finance and Treasurer


                                      FIRST UNION NATIONAL BANK, as
                                               Trustee



                                      By: /s/ TERRY BAKER
                                         --------------------------------------
                                         Title: Vice President